SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Weis Markets, Inc.
(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Shareholders
of
WEIS MARKETS, INC.
To Be Held On
APRIL 5, 2005

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of the Shareholders of Weis Markets, Inc. (the "Company"), will be held on Tuesday, April 5, 2005, at 10:00 a.m., Eastern Standard Time, at the principal office of the Company, 1000 South Second Street, Sunbury, Pennsylvania 17801, for the following purposes:

  To elect seven directors to serve, subject to provisions of the by-laws, until the next Annual Meeting of Shareholders or until their respective successors have qualified.
  To approve the appointment of the independent registered public accounting firm for the current fiscal year.
  To act upon such other business as may properly come before such meeting, or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on February 18, 2005, as the record date for the meeting. Only holders of shares of stock of record at that time will be entitled to vote at the meeting, or any adjournments or postponements thereof.

  To assure your representation at the meeting, please sign and mail promptly the enclosed proxy, which is being solicited on behalf of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

  By order of the Board of Directors,

  JONATHAN H. WEIS
  Secretary of the Company

  March 8, 2005
  Sunbury, Pennsylvania

  WEIS MARKETS, INC.
  PROXY STATEMENT

  ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 5, 2005

  This Proxy Statement is submitted with the Notice of the Annual Meeting of Shareholders of Weis Markets, Inc. (the "Company"), to be held Tuesday, April 5, 2005, at 10:00 a.m., Eastern Standard Time, at the principal office of the Company, 1000 South Second Street, Sunbury, Pennsylvania 17801, and the form of proxy enclosed with such notice.

  INFORMATION CONCERNING THE SOLICITATION

  The proxy form, which accompanies this statement, is being solicited on behalf of the Board of Directors of the Company. Subject to the conditions hereinafter set forth, the shares represented by each proxy executed in the accompanying form of proxy will be voted at the meeting, or any adjournments or postponements thereof, in accordance with the specifications therein made. Where there is no contrary choice specified, the proxy will be voted "FOR" each of the proposals as therein specified. Proxy material will be first sent to shareholders on or about March 8, 2005.

  A proxy executed in the form enclosed may be revoked by the person signing the same at any time before the authority thereby granted is exercised. The revocation may be exercised at any time before the annual meeting by indicating the revocation in writing. This revocation should be directed to the Judge of Elections, Weis Markets, Inc., 1000 South Second Street, Sunbury, Pennsylvania 17801. The proxy may also be revoked by voting in person at the annual meeting or by voting a later dated proxy.

  The Company will provide, without charge, on written request from security holders, copies of the Company's Annual Report on Form 10-K.

  Expenses related to the solicitation of the proxies for the meeting and the handling and tabulation of proxies received, estimated at $25,000 in total, will be paid by the Company. If proxies are not promptly received, officers, directors and regular employees of the Company may solicit proxies personally by telephone or otherwise, for which they will not receive additional compensation. The Company may reimburse charges of banks, brokers, other custodians, nominees and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. It is estimated that such costs will be nominal.

  SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

  The Company's bylaws require that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing specified information, so that it is received by the Company not later than the notice deadline under the bylaw. This notice deadline will generally be 120 days prior to the anniversary date of the Company's Proxy Statement for the previous year's Annual Meeting, or November 8, 2005 for the Company's Annual Meeting in 2006.

  The bylaw described above does not affect the right of a shareholder to request inclusion of a shareholder proposal in the Company's Proxy Statement pursuant to Securities and Exchange Commission Rule 14a-8 or to present for action at an Annual Meeting any proposal so included. Rule 14a-8 requires that written notice of a shareholder proposal requested to be included in the Company's proxy materials pursuant to the Rule must also generally be received by the Company not later than 120 days prior to the anniversary date of the Company's Proxy Statement for the previous year's Annual Meeting. For the Company's Annual Meeting in 2006, this deadline would also be November 8, 2005.

  The notices of shareholder proposals described under this caption must be given to the Secretary of the Company at the Company's address set forth above. A copy of the bylaw provision described above will be furnished to any shareholder upon written request to the Secretary at the same address.

  MATTERS TO BE ACTED UPON AT THE MEETING

  As the notice of the meeting indicates, the following are the matters to be acted upon at the meeting:

  Seven directors will be elected at the meeting to hold office, subject to the Company by-laws, until the next annual meeting of shareholders or until their respective successors have qualified.
  A request for shareholder approval of the appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company and its wholly owned subsidiaries.
  Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The Company's by-laws specify that notice of any matter to be brought before an annual meeting by a shareholder must be received at the principal executive offices of the Company no later than the notice deadline described under the immediately preceding caption. Management does not intend to bring any other matters before the meeting, and does not know of any other matter that is eligible for action at the meeting.

  OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

  The holders of Common Stock of the Company of record at the close of business February 18, 2005 will be entitled to vote on all matters at the meeting. Each holder of Common Stock will be entitled to one vote for each share of stock so held and to cumulative voting rights in the election of directors. Under cumulative voting, a shareholder, or the shareholder's proxies, may vote the number of shares of stock owned by the shareholder for as many persons as there are directors to be elected, or may cumulate such votes and give to one or distribute among two or more nominees as many votes as shall equal the number of directors to be elected multiplied by the number of the shareholder's shares of stock.

  Directors are elected by a plurality vote of all votes cast at the meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum, but will not affect the election of directors or other matters submitted to the vote of shareholders.

  The number of outstanding shares of Common Stock as of February 18, 2005 is 27,033,027. The presence, in person or by proxy, of at least 13,516,514 shares will constitute a quorum.

  The following persons are known by the Company to be the beneficial owners of more than 5% of its Common Stock, which is its only class of voting securities, on February 18, 2005. Information contained in the table and footnotes below was derived from filings made with the Securities and Exchange Commission by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Robert F. Weis c/o Weis Markets, Inc. 1000 South Second Street Sunbury, PA 17801	12,632,008	(1), (3)	46.7

Ellen W. P. Wasserman c/o Weis Markets, Inc. 1000 South Second Street Sunbury, PA 17801	1,746,424	(2), (3)	6.5

Sidney Apfelbaum, Trustee for the Charles B. Degenstein Foundation 43 South Fifth Street Sunbury, PA 17801	1,575,892	(4)	5.8

EKTJ Management LLC c/o George Cox 4 North Park Drive Suite 121 Hunt Valley, MD 21030	1,400,000	(5)	5.2

  Footnotes:

  Robert F. Weis has sole voting and dispositive power as to all 12,632,008 shares listed. This amount includes 6,649,087 shares held in trust under the Will of Harry Weis, with Mellon Bank, N.A. and Robert F. Weis as co-trustees.
  Ellen W. P. Wasserman has sole voting and investment power as to all 1,746,424 shares listed.
  Robert F. Weis and Ellen W.P. Wasserman have agreed to act together for the purpose of voting their shares of Common Stock and thus constitute a group holding voting power over the sum of the shares listed for each of them individually in the table.
  Sidney Apfelbaum has sole voting and dispositive power as to 1,404,019 shares held in the Charles B. Degenstein Foundation Charitable Deed of Trust at Mellon Bank, N.A. Mr. Apfelbaum shares dispositive power as to 24,259 shares with his wife and shares voting and dispositive power as to 147,614 shares with Mellon Financial Corporation, Mellon Bank, N.A. and Lore Degenstein as co-trustees of the Lore Degenstein Trusts.
  EKTJ Management LLC has sole voting and dispositive power as to all 1,400,000 shares listed. The Class A members of EKTJ Management LLC have the exclusive authority to manage and control the business and affairs of EKTJ Management LLC. The three Class A Members, Kathryn J. Zox, Thomas H. Platz and James A. Platz, are the children of Ellen W. P. Wasserman.

  End Footnotes.

  PROPOSAL NO. 1 ELECTION OF DIRECTORS

  The following is a concise statement of information concerning directors proposed by the Company as nominees, together with certain other information with respect to such nominees:

Name	Age	Period of Directorship	Principal Occupation	Shares of Stock of the Company Beneficially Owned on February 18, 2005	Percent of Class

Robert F. Weis	85	1947 to date	Chairman of the Board	12,632,008	46.7

Jonathan H. Weis	37	1996 to date	Vice Chairman and Secretary	100,585

Norman S. Rich	67	1991 to date	President/CEO	25,050

William R. Mills	48	1996 to date	Senior Vice President and Treasurer/CFO	5,000

Michael M. Apfelbaum	44	1996 to date	Partner, Apfelbaum, Apfelbaum & Apfelbaum Attorneys at Law	26,820

Richard E. Shulman	65	1994 to date	President Industry Systems Development Co.	270

Steven C. Smith	47	2001 to date	President & CEO K-VA-T Food Stores, Inc.	215

All 17 Directors and Officers as a Group				12,807,352	47.4

  * Owns less than 1% of class.

  Robert F. Weis. The Company has employed Mr. Weis since 1946. Mr. Weis served as Chairman and Treasurer from 1995 until April 2002, at which time he was appointed Chairman of the Board. Robert F. Weis is the father of Director, Jonathan H. Weis, brother of Ellen W. P. Wasserman who is also a beneficial owner of more than 5% of the Company's Common Stock and the uncle of Kathryn J. Zox, Thomas H. Platz and James A. Platz who control more than 5% of the Company's Common Stock through EKTJ Management LLC. Mr. Weis has been a member of the Board of Directors since 1947. Mr. Weis also serves as a member of the Board of Trustees of Sunbury Community Hospital.

  Jonathan H. Weis. The Company has employed Mr. Weis since 1989. Mr. Weis served the Company as Vice President Property Management and Development from 1996 until April 2002, at which time he was appointed as Vice President and Secretary. In January of 2004, the Board appointed Mr. Weis as Vice Chairman and Secretary. Jonathan H. Weis is the son of Director, Robert F. Weis. Mr. Weis has been a member of the Board of Directors since 1996.

  Norman S. Rich. The Company has employed Mr. Rich since 1964. Mr. Rich served as President from 1994 until April 2002, at which time he was appointed President/CEO of the Company. Mr. Rich has been a member of the Board of Directors since 1991. Mr. Rich serves on the Board of Trustees of Evangelical Community Hospital, as a Director of the Food Marketing Institute, and on the Board of Governors of the Academy of Food Marketing at St. Joseph's University.

  William R. Mills. The Company has employed Mr. Mills since 1992. Mr. Mills served as Vice President Finance & Secretary from 1995 until April 2002, at which time he was appointed Senior Vice President and Treasurer/CFO of the Company. Mr. Mills has been a member of the Board of Directors since 1996.

  Michael M. Apfelbaum. Mr. Apfelbaum is engaged in the private practice of law as a Partner with the firm of Apfelbaum, Apfelbaum & Apfelbaum. Mr. Apfelbaum serves as Co-Counsel for the Charles B. Degenstein Foundation and as City Solicitor to the City of Sunbury. Mr. Apfelbaum also serves on the Board of Trustees of Evangelical Community Hospital. Mr. Apfelbaum has been a member of the Board of Directors since 1996.

  Richard E. Shulman. Mr. Shulman serves as President of Industry Systems Development Co., a consulting firm. He has expertise in the business of supermarket chains, food wholesalers and technology companies. Mr. Shulman has been a member of the Board of Directors since 1994.

  Steven C. Smith. Mr. Smith serves as President and Chief Executive Officer of K-VA-T Food Stores, Inc., a regional supermarket chain headquartered in Abingdon, VA. Mr. Smith serves on the board of the National Grocers Association and was its Chairman from 2000 to 2002. Mr. Smith also serves as a Director of the Food Marketing Institute. Mr. Smith has been a member of the Board of Directors since 2001.

  The Company believes that the proposed nominees for election as directors are willing to be elected as such, and it is intended that the persons named in the accompanying form of proxy or their substitutes will vote for the election of these nominees, unless specifically instructed to the contrary on the form of proxy. However, if any nominee, at the time of the election, is unable or unwilling to serve, or is otherwise unavailable for election, and in consequence other nominees are designated, the persons named in the proxy or their substitutes shall have discretion or authority to vote or refrain from voting in accordance with their judgment on the other nominees.

  The Company's by-laws require that any shareholder intending to nominate a candidate for election as a director must give written notice, containing specified information, to the Secretary of the Company not later than the notice deadline specified in the by-laws, which is generally 120 days in advance of the anniversary of the date of the Company's proxy statement for the preceding annual meeting. No such notices were received with respect to the 2005 Annual Meeting. Therefore, only the nominees named above, or a substitute nominee of the Board of Directors, will be eligible for election at the meeting.

  INDEPENDENCE OF DIRECTORS

  Companies listed on the New York Stock Exchange ("NYSE") must comply with certain standards regarding corporate governance, as codified in Section 303A of the Listed Company Manual of the NYSE, with some exceptions. A company of which more than 50% of the voting power is held by an individual, a group or another company need not comply with the requirements of Sections 303A.01 Independent Directors, 303A.04 Nominating/Corporate Governance Committee or 303A.05 Compensation Committee. Robert F. Weis, Chairman of the Board, and Ellen W. P. Wasserman, his sister, control 53.2% of the voting power. They have agreed to act together for the purpose of voting their shares of Common Stock and thus constitute a group within the meaning of these rules. The Company does not have a majority of independent directors. Based upon the stock ownership of the principal shareholders, the Company determined it would be better served by having the full Board review nominating and corporate governance issues rather than establish a separate committee. The Company does have a Compensation Committee and an Audit Committee comprised of all independent directors. The Company has also adopted Corporate Governance Guidelines which are available on the Company's corporate governance website at http://weismarkets.com/governance_info.php or by request to the Corporate Secretary at the Company's address set forth in "Contacting the Board of Directors" below.

  The Board of Directors has determined that each of directors Apfelbaum, Shulman and Smith has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is thus independent within the meaning of the listing standards of the NYSE. As described below, director Apfelbaum and certain of his family members are shareholders of a corporation which leases to the Company the land under a store and adjacent parking lot in Lebanon, Pennsylvania. Since Mr. Apfelbaum's individual interest in Central Properties, Inc., a Pennsylvania corporation, ("Central Properties") is less than 1% and the combined interest of his immediate family is less than 10%, it is the view of the Board that this relationship is de minimus and will not interfere with the exercise of his independent judgment as a director.

  CODE OF BUSINESS CONDUCT AND ETHICS

  The Company has adopted a "Code of Business Conduct and Ethics" that applies to all of its directors, officers and employees. Separately, the Company also adopted a "Code of Ethics for CEO and CFO" specific to its chief executive officer, chief financial officer, controller and any person performing similar functions. The Company has made both documents available on its corporate governance website at http://weismarkets.com/governance_info.php or by request to the Corporate Secretary at the Company's address set forth in "Contacting the Board of Directors" below.

  CONTACTING THE BOARD OF DIRECTORS

  Weis Markets, Inc. shareholders may communicate with the Board of Directors by sending a letter to: Weis Markets, Inc. Board of Directors, c/o Corporate Secretary, 1000 South Second Street, Sunbury, PA 17801-0471. Communications will be distributed as appropriate to the Board depending upon the facts and circumstances outlined in the communication.

  To empower non-management independent directors to serve as a more effective check on management, the non-management independent directors of the Company have met at regularly scheduled executive sessions without management since April of 2004. The non-management independent directors are Messrs. Michael M. Apfelbaum, Richard E. Shulman and Steven C. Smith. Mr. Apfelbaum presided at the three quarterly meetings held in 2004. Shareholders wishing to communicate directly with the non-management independent directors as a group may do so by sending a letter to Weis Markets, Inc., c/o Non-Management Independent Directors, 1000 South Second Street, Sunbury, PA 17801-0471.

  DIRECTORS' FEES

  Standard Board Compensation Arrangement. In 2004, directors who were not officers of the Company or any of its subsidiaries received an annual retainer of $20,000 paid in quarterly installments during the fiscal year and $1,000 for each meeting attended, including telephonic meetings lasting over one hour. Each member of the Audit Committee or Compensation Committee who is not an employee of the Company or any of its subsidiaries received $700 for each committee meeting attended, including telephonic meetings lasting over one hour. The Chairman of each Committee received an additional $1,000 annual retainer fee paid in quarterly installments during the fiscal year.

  Effective April 2005, directors who are not officers of the Company or any of its subsidiaries will receive an annual retainer of $35,000 paid in quarterly installments during the fiscal year. No additional remuneration is paid for attendance at Board or committee meetings or for services as chairman or member of any board committee.

  COMMITTEES OF THE BOARD AND MEETING ATTENDANCE

  Board of Directors. The Company's Board of Directors held four regular meetings and two special meetings during fiscal 2004. No director attended fewer than 75% of the aggregate meetings of the Board and all Board committees on which the director served.

  One or more of the directors may participate in any regular or special meeting of the Board or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other, or by any other lawful means in lieu of attendance. All directors so participating shall be deemed present at the meeting.

  The Audit Committee. The Audit Committee is composed of three independent non-employee directors, as required by the NYSE listing standards. The Audit Committee acts independently to review the scope and results of the independent registered public accounting firm engagement and the adequacy of the Company's internal audit and financial controls. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is available on the Company's corporate governance website at http://weismarkets.com/governance_info.php or by request to the Corporate Secretary at the Company's address set forth in "Contacting the Board of Directors" above.

  The 2004 Audit Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Richard E. Shulman and Steven C. Smith. Mr. Smith served as Chairman of the Audit Committee. The Audit Committee held four regular meetings and three special meetings during fiscal 2004.

  The Compensation Committee. The Compensation Committee is composed of four directors. The Compensation Committee is responsible for developing policies and programs, and making recommendations about compensation arrangements for senior management. The Compensation Committee is governed by a written charter approved by the Board of Directors, which is available on the Company's corporate governance website at http://weismarkets.com/governance_info.php or by request to the Corporate Secretary at the Company's address set forth in "Contacting the Board of Directors" above.

  The 2004 Compensation Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Richard E. Shulman, Steven C. Smith and Jonathan H. Weis. Mr. Shulman served as Chairman of the Compensation Committee. The Compensation Committee held two regular meetings during fiscal 2004.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The 2004 Compensation Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Richard E. Shulman, Steven C. Smith and Jonathan H. Weis. Messrs. Apfelbaum, Shulman and Smith were not officers or employees of the Company, nor have they had any relationship with the Company requiring disclosure under the Securities and Exchange Commission regulations except as described in the following paragraph.

  Other Arrangements. Central Properties owns the land under a Company store and an adjacent parking lot in Lebanon, Pennsylvania. Central Properties leased these properties to the Company for $75,312 in fiscal 2004. The shareholders of Central Properties include Michael M. Apfelbaum, Jonathan H. Weis and Robert F. Weis, each of whom is a director of the Company.

  AUDIT COMMITTEE FINANCIAL EXPERT

  The Board has determined that all Audit Committee members are financially literate under the current listing standards of the NYSE. The Board also determined that the Chairman of the Audit Committee, Mr. Smith, is an "audit committee financial expert," as defined in Item 401(h) of Regulation S-K, and all members of said committee are "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and the listing standards of the NYSE.

  REPORT OF THE AUDIT COMMITTEE

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States and the Securities and Exchange Commission disclosure requirements. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

  The Audit Committee reviewed with the independent registered public accounting firms, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has discussed with the independent registered public accounting firms, their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and also considered the compatibility of nonaudit services with the registered public accounting firms' independence.

  The Audit Committee discussed with the Company's internal auditors and independent registered public accounting firms the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firms, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 25, 2004 for filing with the Securities and Exchange Commission. The Committee recommended to the Board of Directors, the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2005, subject to shareholder ratification.

  Respectfully submitted by the Audit Committee,

  Steven C. Smith, Committee Chairman
  Michael M. Apfelbaum
  Richard E. Shulman

  EXECUTIVE COMPENSATION

  The following table sets forth, with respect to the last three completed fiscal years, the compensation of the Chairman of the Board, President/CEO, and the next three highest compensated executive officers in 2004. The determination as to which executive officers to include in the table is based upon total annual salary and bonus exceeding $100,000 in the last completed fiscal year. The table also includes a former officer whose 2004 compensation would have placed him among the three other most highly compensated officers had he remained an officer at year-end.

  SUMMARY COMPENSATION TABLE

Long Term
Compensation
		Annual Compensation			Awards
Securities
				Other Annual	Underlying			All Other
Name and Principal		Salary	Bonus	Compensation	Options /			Compensation
Position	Year	($)	($)	($)	SARs (#)			($)
Robert F. Weis Chairman of the Board	2004 2003 2002	560,000 560,000 560,000	115,752 98,000 138,065	-- -- --	-- -- --	/ / /	-- -- --	63,927 34,016 34,391

Norman S. Rich President/CEO	2004 2003 2002	555,000 555,000 555,000	114,719 105,450 145,157	-- -- --	-- -- --	/ / /	-- -- --	90,927 60,351 35,722

William R. Mills Senior Vice President and Treasurer/CFO	2004 2003 2002	305,000 295,000 278,750	45,503 40,563 50,778	-- -- --	-- -- --	/ / /	-- -- --	15,856 15,526 12,653

Jonathan H. Weis Vice Chairman and Secretary	2,004 2,003 2,002	237,500 155,000 140,000	30,401 15,888 19,358	-- -- --	-- -- --	/ / /	-- -- --	15,862 15,017 11,557

Steven W. Michaelson Senior Vice President Merchandising and Marketing	2,004 2,003 2,002	227,005 328,333 106,182	-- 39,813 18,325	-- -- --	-- -- --	/ / /	-- -- --	838 4,513 --

Edward W. Rakoskie, Jr. Vice President Operations	2,004 2,003 2,002	185,000 175,000 155,000	29,669 17,938 29,075	-- -- --	-- -- --	/ / /	-- -- --	15,728 12,722 11,980

  Steven W. Michaelson joined the Company as Senior Vice President Merchandising and Marketing in September 2002 and terminated his employment in September 2004.

  There are no perquisites to report.

  "All Other Compensation" consists of contributions by the Company to the profit sharing, employee stock bonus, supplemental retirement and retirement benefit savings plans. The 2004 Company contribution amounts were estimated for purposes of this report.

  Stock Appreciation Rights. The Company's Stock Appreciation Rights program expired on December 31, 2004. This program was maintained for certain Company officers and other key executives. Under this program, participants were granted rights equivalent to shares of Company stock. The rights expire in one year, at which time the value of any appreciation from the original date of issue is paid in cash to the participant. No stock is distributed to the participant and there are no plan provisions for reload or tax-reimbursement features.

  Stock Options. The Company's 1985 Incentive Stock Option Plan expired on December 31, 2004. Under the terms of the plan, options were granted for shares of the Company's Common Stock based on the market value at the date of grant and may be exercised immediately. There were no plan provisions for reload or tax-reimbursement features. There were no stock options or stock appreciation rights granted to the named executives in the fiscal year ended December 25, 2004.

  The following table summarizes stock options and stock appreciation rights exercised during 2004 and presents the value of unexercised options and stock appreciation rights held by the named executives at fiscal year end. The closing price of the stock at the fiscal year end was $38.70.

  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
  AND FISCAL YEAR-END OPTION/SAR VALUES

				Number of Securities Underlying Unexercised Options/SARs at FY-End (#)			Value of Unexercised In-the-Money Options/SARs at FY-End ($)

		Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable			Exercisable/ Unexercisable
Name	Type
Norman S. Rich	Options	3,000	21,780	53,000	/	--	139,087	/	--
William R. Mills	Options	1,000	5,295	10,000	/	--	33,438	/	--
Edward W. Rakoskie, Jr.	Options	400	2,184	2,500	/	--	6,532	/	--

  BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors believes that the primary objective of the Company's executive compensation policies should be to attract and retain qualified executives, which is critical to the ongoing success of the Company. The executive compensation program is based upon factors that are subjective in nature and are in the best interests of the Company and ultimately the shareholders. The Committee's primary objective is achieved by providing appropriate compensation and incentives that are competitive with executives at selected peer companies of comparable size and position in the retail business, while keeping compensation in line with the financial objectives of the Company. The Compensation Committee recognizes the fact that the Company is engaged in a highly competitive industry and thus annually examines market compensation levels and trends in the labor market.

  The Company's compensation program includes an annual bonus plan to reward certain key employees, including its executive officers. Bonus potentials are established by level within the Company, and actual payouts are based on achievement of sales and operating profit targets.

  Based on subjective and qualitative considerations, which include the overall financial and operational success of the Company, the Committee approved the continuation of the Chairman of the Board's and the President/CEO's base salary in fiscal 2004. The Chairman and the President/CEO earned 35.0% of their total bonus potential in 2003 and have earned 38.3% in 2004, which will be paid in 2005. Bonus amounts are reflected in the "Summary Compensation Table," in the year earned.

  With the Chairman of the Board and President/CEO, the Committee subjectively evaluates the performance of senior management. The Compensation Committee relies upon written and verbal evaluations, provided by the Chairman of the Board and President/CEO, of each executive's performance for the most recent fiscal year. In addition, senior management is orally evaluated by the President/CEO as to their efforts and accomplishments throughout the period from information deemed relevant both internally and in light of the competitive position of the Company in the industry. These evaluations include qualitative factors such as the individuals' decision-making responsibilities, the professional experience required to perform given tasks, and their leadership and team-building skills. Although executive base compensation is not specifically related to corporate performance, the overall performance of the Company is a consideration in determining executive compensation. The Chairman of the Board and President/CEO reported that the executives substantially met their objectives during the most recent fiscal year.

  Employment and Severance Agreements. The Compensation Committee notes that the President/CEO has an employment agreement through 2006 and the Senior Vice President and Treasurer/CFO has an employment agreement with the Company through 2007. These agreements specify the terms of employment, including pay factors. The agreements provide that employment shall be at will, but if employment is terminated without cause, or the executive resigns for good reason, the executive shall receive his remaining salary and all benefits payable under the agreement. The agreements include a covenant not to compete clause, which is limited by time and geography.

  Respectfully submitted by the Compensation Committee,

            Richard E. Shulman, Committee Chairman
            Michael M. Apfelbaum
            Steven C. Smith
            Jonathan H. Weis

  SHAREHOLDER RETURN PERFORMANCE

  The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the cumulative total return of a published group index for the Retail Grocery Stores Industry (Peer Group), provided by Value Line, Inc., for the period of five fiscal years. The graph depicts $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Weis Markets, Inc. Common Stock, S&P 500, and the Peer Group. The cumulative total return assumes reinvestment of dividends.

  COMPARATIVE FIVE-YEAR TOTAL RETURNS

	1999	2000	2001	2002	2003	2004
Weis Markets S&P 500 Peer Group	100.00 100.00 100.00	83.91 89.86 117.45	63.28 78.14 107.77	72.67 59.88 72.02	87.87 75.68 119.84	99.44 82.49 129.54

  PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF
  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  Subject to ratification by the shareholders, the Board of Directors of the Company has appointed Grant Thornton LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year 2005. Representatives of the firm of Grant Thornton LLP will be present at the Annual Meeting of Shareholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions. The Audit Committee and the Board of Directors recommend that the shareholders vote "FOR" such ratification of proposal number two.

  On September 23, 2004, Ernst & Young LLP ("E&Y") notified the Company that they did not wish to submit a proposal for the 2005 audit engagement and had also decided to resign as auditors for fiscal year 2004 effective immediately. The reports on the Company's financial statements from E&Y for the preceding two years, or any year prior to that period, have not contained an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. There have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two most recent fiscal years, any subsequent interim period through the date of resignation or in any of the years prior to that period, which, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

  On September 24, 2004, the Audit Committee engaged Grant Thornton LLP as the Company's independent accountant. The Company did not, nor did anyone on its behalf, consult Grant Thornton LLP during the Company's two (2) most recent fiscal years and during the subsequent interim period prior to the Company's engagement of Grant Thornton LLP regarding the application of accounting principles to a specified transaction (completed or proposed) or the type of audit opinion that might be rendered on the Company's financial statements. The Audit Committee's decision was based upon a review of competitive bids submitted from various accounting firms per requests made by the Company earlier in the year.

  Engagement of the Independent Registered Public Accounting Firm. The Audit Committee is responsible for approving all audit engagement fees, terms and non-audit engagements with the independent registered public accounting firm on behalf of the Company in advance of providing any service.

  Audit Fees. Fees charged to the Company by Grant Thornton LLP for professional services provided in conjunction with the audit of the Company's 2004 financial statements, review of the Company's quarterly financial statements and attestation services normally provided in connection with statutory and regulatory filings and engagements totaled $375,704. Additionally, out of pocket expenses incurred by Grant Thornton LLP and billed to the Company totaled $32,601.

  Fees charged to the Company by Ernst & Young LLP for professional services provided in conjunction with the audit of the Company's financial statements, and review of the Company's quarterly financial statements normally provided in connection with statutory and regulatory filings and engagements for two quarters of 2004, and all of 2003 totaled $18,666 and $175,000, respectively. Additionally, out of pocket expenses incurred by Ernst & Young LLP and billed to the Company in fiscal 2004 and 2003 totaled $9,054 and $8,100, respectively.

  Audit Related Fees. Grant Thornton LLP did not provide any audit related services to the Company in fiscal 2004. Fees for services pertaining to employee benefit plan audits performed by Ernst & Young LLP in fiscal 2004 and 2003 totaled $31,318 and $25,900, respectively. Fees in 2004 also included workpaper review preparation for the successor auditor.

  Tax Fees. Grant Thornton LLP did not provide any tax advisory services to the Company in fiscal 2004. Fees charged to the Company by Ernst & Young LLP for tax advisory services including assistance with tax filings, audits and appeals, in fiscal 2004 and 2003 totaled $35,782 and $52,984, respectively.

  All Other Fees. No fees were billed by Grant Thornton LLP or Ernst & Young LLP for products or services in fiscal 2004 or 2003 other than those referred to above.

  PROPOSAL NO. 3 OTHER BUSINESS MATTERS

  As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any other matters brought before the meeting in accordance with their best judgment.

  By order of the Board of Directors,

  JONATHAN H. WEIS
   Secretary of the Company

  Dated: March 8, 2005

ANNUAL MEETING OF SHAREHOLDERS OF

WEIS MARKETS, INC.

Proof #2

April 5, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. Election of Directors:

- [ ] FOR ALL NOMINEES
- [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES
- [ ] FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Robert F. Weis
- ○ Jonathan H. Weis
- ○ Norman S. Rich
- ○ William R. Mills
- ○ Michael M. Apfelbaum
- ○ Richard E. Shulman
- ○ Steven C. Smith

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

	FOR	AGAINST	ABSTAIN
2. Proposal to approve Grant Thornton LLP as the independent registered public accounting firm of the corporation for the current fiscal year.	[ ]	[ ]	[ ]

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Proof #2

0

WEIS MARKETS, INC.

1000 South Second Street
Sunbury, Pennsylvania 17801

THIS PROXY IS SOLICITED ON BEHALF OF THE ISSUER

The undersigned hereby appoints Robert F. Weis and Norman S. Rich, and each of them, with the power of substitution, the proxies, to vote as designated on the reverse side, all the shares which the undersigned held on record February 18, 2005 at the Annual Meeting of Shareholders at the corporate office located at 1000 South Second Street, Sunbury, Pennsylvania 17801, at 10:00 a.m. on April 5, 2005 and any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

The shares represented by this proxy, duly executed, will be voted. In the event instructions are given in the spaces provided, they will be voted in accordance therewith; if no direction is made, this proxy will be voted FOR all the nominees listed and proposal 2. If necessary, cumulative voting rights will be exercised to secure the election of as many as possible of the Board of Directors' nominees.

(Continued and to be signed on the reverse side)

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